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3fSUB-ITEM 77D
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Massachusetts   Investors  Growth  Stock  Fund,  changed  its  disclosure  under
Investment  Objective  from  "...is to provide  long-term  growth of capital and
future  income   rather  than  current   income,"  to  "...is  to  seek  capital
appreciation,"  as  described  in   Post-Effective   Amendment  No.  80  to  the
Registration Statement (File Nos. 2-14677 and 811-859), as filed with the Securities and Exchange Commission via EDGAR on January 26, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.